Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No.2 to Form S-1 of USA Rare Earth, Inc. of our report dated March 8, 2025 (except for the reverse recapitalization described in Note 1 and Note 21, as to which the date is June 16, 2025), relating to the consolidated financial statements of USA Rare Earth, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

July 9, 2025